EXHIBIT 10.59

Paul Crowe

Chief Executive Officer

Molecular Imaging

2150 West Washington Street

Suite 110

San Diego,

California 92110

cc:	Evan Mead Stone
Seltzer Caplan McMahon Vitek Attn Kirk Ellis

5th February 2004

Dear Mr Crowe

Thank you for your letter of 26th January 2004 advising us of your intention to issue New Securities under a Term Sheet from Ascendiant Securities LLC/Mercator Advisory Group LLC (and certain affiliates).

Under section 4.07 of the Securities Purchase Agreement dated July 12th, 2002 between Molecular Imaging Corporation (formerly, Mobile PET Systems Inc) (The “Company), Ivan Bradbury and InHealth Group SA (formerly Integrated Health Care Management SA) (the Agreement) which was subsequently assigned to Dragon Nominees Limited I am pleased to tell you that I am authorised by Dragon Nominees to advise you that Dragon Nominees Limited wishes to exercise our right of first refusal to purchase all of the New Securities being issued on the terms and conditions set out in that Term Sheet.

This letter therefore serves as our official notice under 4.07 that we intend to step into the position set out in the Term Sheet.

Yours sincerely

Alan Gibson

On Behalf of Dragon Nominees Limited